Exhibit 10.1

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of September 4, 2020 for services begun June 2, 2020 (the “Effective Date”), by and between TN3 LLC, a Wyoming limited liability company (the “Service Provider”), and NovAccess Global Inc., a Colorado corporation (together with its subsidiaries, the “Company”). Service Provider and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to retain Service Provider to provide certain operational and administrative services to the Company, and Service Provider is willing to provide such services to the Company, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Retention of Service Provider; Services. The Company hereby retains Service Provider, and Service Provider hereby agrees, to provide to the Company certain operational and administrative support services (the “Services”) which include, without limitation, the following:

(i) providing the Company’s headquarters at 8834 Mayfield Road, Suite C, Chesterland, Ohio 44026 , or at another location in Geauga County, Ohio (the “Office”),

(ii) all necessary business supplies for use at the Office,

(iii) use of communication systems,

(iv) use of information systems services,

(v) graphic design services,

(vi) website and email design, creation, hosting, and maintenance,

(vii) corporate marketing services support (not to include investor relations),

(viii) creation and management of cross-platform social media presence,

(ix) reception services including mail, messaging, and administrative coordination,

(x) non-strategic execution of administrative financial support including banking, online banking, paperwork completion (excluding legal, excluding communications and filings related to Securities and Exchange Commission),

(xi) bookkeeping, and

(xi) such other management and administrative services which the Parties shall mutually determine are necessary for the efficient operation of the Company’s business and affairs.

The Parties agree that the Services shall be provided by the Service Provider or via third party arrangements by Service Provider.

2. Relationship of the Parties. At no time shall the employees or independent contractors engaged by Service Provider and/or the employees of any such independent contractors be considered employees of the Company. Service Provider shall be responsible for complying with all federal, state and local labor and tax laws and regulations with respect to its employees and independent contractors. This Agreement is not one of agency between Service Provider and the Company, but one in which Service Provider is engaged to provide management oversight and administration support services as an independent contractor. All employment arrangements are therefore solely Service Provider’s concern, and the Company shall not have any liability with respect thereto except as otherwise expressly set forth herein.

3. Duties of Service Provider.

3.1 Service Provider will perform, or cause to be performed, the Services hereunder with not less than the degree of care, skill and diligence with which it performs or would perform similar services for itself consistent with past practices (including, without limitation, with respect to the type, quantity, quality and timeliness of such services). If the Service Provider is required to engage third parties to perform one or more of the Services required hereunder, Service Provider shall use all commercially reasonable efforts to cause such third parties to deliver such Services in a competent and timely fashion.

3.2 Service Provider shall maintain books, records, documents and other written evidence, consistent with its normal accounting procedures and practices, sufficient to accurately, completely and properly reflect the performance of the Services hereunder and the amounts due in accordance with any provision of this Agreement.

4. Term.

4.1 The term of this Agreement shall commence as of the Effective Date and shall continue in effect for three years (the “Initial Term”), and thereafter shall be automatically renewed upon the same terms and conditions set forth herein for subsequent one year terms (each, a “Renewal Term”) unless Service Provider or the Company gives notice in writing within 90 days before the expiration of the Initial Term or any Renewal Term of its desire to terminate this Agreement; provided, however, that either the Company or Service Provider will have the right to terminate this Agreement following a breach of a material term of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof. The Initial Term and any Renewal Terms are referred to herein collectively as the “Term”.

4.2 Notwithstanding Section 4.1, the Parties agree that this Agreement will terminate upon (i) the liquidation or dissolution of the Company, (ii) the sale of all or substantially all of the assets of the Company to a third party or (iii) the sale of control the Company, whether by sale of membership interests, merger, reorganization, consolidation or otherwise, to a third party.

5. Compensation.

5.1 Flat Fee. As consideration for the performance of the Services, the Company shall pay Service Provider a flat fee of $30,000 per month. Any services provided outside the scope of this contract must be approved in writing by the Company, and will be detailed separately as expenses (the “Expenses”).

5.2 Payment. Service Provider will deliver a monthly invoice (the “Invoice”) to the Company as soon as practicable following the end of each month for the month or the period last ended or, in the case of expiration or termination, all unbilled Expenses. The Company shall pay the Invoice within 30 days of receipt of such Invoice; provided, however, that if there is a dispute between the Parties regarding any Invoice, they shall cooperate amicably to promptly determine the correct amount of Expenses payable to Service Provider. Interest at the rate of 12% per annum, compounded monthly, will accrue and will be payable with respect to any amounts due and not paid by the Company until such amounts, and any interest thereon, have been paid.

5.3 Form of Payment. Each cash payment made pursuant to this Agreement will be paid by wire transfer of immediately available federal funds to such account as Service Provider may specify to the Company in writing prior to such payment.

6. Confidentiality. Service Provider shall, and shall cause its officers, directors, managers, principals, members, employees including employees, agents and representatives (collectively, “Representatives”) to, maintain the Company’s confidential information in confidence and not use it for any purpose other than providing the Services.

7. Exculpation and Indemnification.

7.1 Scope. Service Provider and its Representatives shall be entitled to the same rights with respect to exculpation and indemnification as any director, officer, or covered person would be entitled under the Company’s articles of incorporation or bylaws.

7.2 Rights of Indemnification; Survival. The rights of indemnification provided in this Section 7 shall be in addition to any rights to which a party entitled to indemnification under Section 7.1 may otherwise be entitled by contract or as a matter of law, and shall extend to each of such party’s heirs, successors and assigns. The provisions of this Section 7 shall survive the termination of this Agreement.

8. Assignment. Neither Party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party, provided that Service Provider may assign its obligation to provide Services under this Agreement.

9. Choice of Law. Except as set forth below, this Agreement shall be construed and interpreted, and the rights of the Parties shall be governed by, the internal laws of the State of Ohio, without giving effect to conflicts of laws rules and principles that require the application of the laws of any other jurisdiction.

10. Entire Agreement; Amendments and Waivers. This Agreement, together with all Schedules hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no other warranties, representations or other agreements between the parties in connection with the subject matter hereof. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all Parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly agreed to in writing by the affected Party.

11. References; Headings; Interpretation. All references in this Agreement to Exhibits, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection” and words of similar import refer only to the Article, Section or subsection hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

12. Notices. Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any Party hereto to another Party hereto shall be in writing and will be deemed given: (a) when received, if delivered personally or by courier; or (b) on the date receipt is acknowledged, if delivered by certified mail, postage prepaid, return receipt requested; or (c) one day after transmission, if sent by facsimile or electronic mail transmission with confirmation of transmission, as follows:

If to the Company:

XsunX Inc.

8834 Mayfield Rd., Suite C

Chesterland, OH 44026

Email: dmartin@novaccessglobal.com

Attention: Mr. Daniel Martin

With a copy (which shall not constitute notice) to:

Kohrman Jackson & Krantz PLL

1375 East 9th Street

29th Floor

Cleveland, OH 44114-179

Email: cjh@kjk.com

Attention: Mr. Christopher Hubbert

If to Service Provider:

TN3 LLC

8834 Mayfield Rd.

Chesterland, OH 44026

Email: tn3llc@gmail.com

Attention: President

13. Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile and portable document format (.pdf) delivery, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The Parties agree and acknowledge that delivery of a signature by facsimile or in .pdf form shall constitute execution by such signatory.

14. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument, and such invalid, illegal or unenforceable provision shall be interpreted so as to give the maximum effect of such provision allowable by law.

15. Additional Documents. Each of the Parties hereto agree to execute any document or documents that may be requested from time to time by the other Party to implement or complete such Party’s obligations pursuant to this Agreement and to otherwise cooperate fully with such other Party in connection with the performance of such Party’s obligations under this Agreement.

16. Successors and Assigns. Except as herein otherwise specifically provided, this Agreement shall be binding and inure to the benefit of the Parties and their successors and permitted assigns.

17. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their successors and assigns permitted under this Agreement, and no provisions of this Agreement shall be deemed to confer upon any other persons any remedy, claim, liability, reimbursement, cause of action or other right except as expressly provided herein.

18. No Presumption Against Any Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

19. Specific Performance. The Parties acknowledge and agree that any Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Parties agree that any Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof as set forth in Section 20.

20. Arbitration.

20.1 Any dispute, controversy or claim arising out of, connected with, or relating to this Agreement, including without limitation any dispute as to the existence, validity, construction, interpretation, negotiation, performance, breach, termination or enforceability of this Agreement (a “Dispute”) shall be resolved by final and binding arbitration before a single independent and impartial arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect. The AAA Optional Rules for Emergency Measures of Protection shall also apply. If the Parties are unable to agree on a mutually acceptable arbitrator within 15 days of the submission of the Dispute to arbitration, the arbitrator shall be appointed by the AAA. The Parties acknowledge that arbitration is intended to be a more expeditious and less expensive method of dispute resolution than court litigation. The award of the arbitrator shall be in writing and provide reasons for the award. The arbitrator must certify in the award that such award conforms to the terms and conditions set forth in this Agreement, including that such award has been rendered in accordance with the applicable governing law. The arbitrator shall have the authority to assess the costs and expenses of the arbitration proceeding (including the fees and expenses of the arbitrator and the AAA) against any or all of the Parties. The arbitrator shall also have the authority to award reasonable attorneys’ fees and expenses to the prevailing Party. The place of arbitration shall be Cleveland, OH unless another location is mutually agreed upon by the Parties to such arbitration. The award of the arbitrator shall be binding on the Parties, and the award may, but need not, be entered as judgment in a court of competent jurisdiction. This agreement to arbitrate shall not preclude the Parties from engaging in parallel voluntary, non-binding settlement efforts including mediation.

20.2 The arbitrator may, unless consolidation would prejudice the rights of any Party, consolidate an arbitration hereunder with arbitration(s) if the arbitrations raise common questions of law or fact. If two or more arbitral tribunals under these agreements issue consolidation orders, the order issued first shall prevail.

20.3 The Parties undertake to keep confidential all awards in their arbitration, together will all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

20.4 Arbitration shall be the exclusive dispute resolution mechanism hereunder; provided that nothing contained in this Section 20 shall limit any Party’s right to bring (i) an application to enforce this agreement to arbitrate, (ii) actions seeking to enforce an arbitration award or (iii) actions seeking injunctive or other similar relief in the event of a breach or threatened breach of any of the provisions of this Agreement (or any other agreement contemplated hereby). The specifically enumerated judicial proceedings shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate and, each party irrevocably and unconditionally (and without limitation): (i) submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non exclusive jurisdiction of the courts located in Geauga County, Ohio of the United States and the State of Ohio, (ii) waives any objection it may have now or in the future that such action or proceeding has been brought in an inconvenient forum, (iii) agrees that in any such action or proceeding it will not raise, rely on or claim any immunity (including, without limitation, from suit, judgment, attachment before judgment or otherwise, execution or other enforcement), (iv) waives any right of immunity which it has or its assets may have at any time, and (v) consents generally to the giving of any relief or the issue of any process in connection with any such action or proceeding including, without limitation, the making, enforcement or execution of any order or judgment against any of its property. IN ENTERING INTO THE ARBITRATION PROVISION OF THIS SECTION 20, EACH PARTY TO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL, INCLUDING ANY RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT REFERENCED HEREIN OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

COMPANY:

NovAccess Global Inc.

By:	/s/ Daniel G. Martin
Name:	Daniel G. Martin
Title:	CEO

SERVICE PROVIDER:

TN3 LLC

By:	/s/ Daniel G. Martin
Name:	Daniel G. Martin
Title:	President

Signature Page to Management Services Agreement